SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 24, 2000
                (Date of earliest event reported: August 2, 2000)

                          OMNIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                       94-3046892
(State or other jurisdiction of                (IRS Employer Identification No.)
         incorporation)

                                     0-16449
                            (Commission File Number)


981 Industrial Way, Building B, San Carlos, California               94070-4117
       (Address of Principal Executive Offices)                      (Zip Code)


                                 (650) 632-7100
              (Registrant's telephone number, including area code)


                                       n/a
          (Former name or former address, if changed since last report)

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     Item 5. Other Events.

         (a) On August 14, 2000, James W. Dorst resigned as a director of the Company. In connection with his resignation, the Board of Directors of the Company (the "Board") fully accelerated the vesting of Mr. Dorst's options to purchase common stock granted on November 23, 1999 and extended the right to exercise the options following termination of his directorship until March 31, 2001. On October 16, 2000, James Dorst also resigned as Chief Financial Officer and Chief Operating Officer of the Company. A successor Chief Finanical Officer and Chief Operating Officer has not been appointed at this time.

         (b) On August 14, 2000, the Board appointed Bryan Sparks as a Class III director of the Company to fill the vacancy on the Board created by Mr. Dorst's resignation for a term expiring at the 2000 Annual Meeting of Stockholders of the Company. Also on August 14, 2000, director Sparks was granted an option to purchase 96,825 shares of common stock at an exercise price of $6.80 per share. A copy of the stock option agreement entered into between the Company and director Sparks is filed herewith as Exhibit 10.1.

         (c) On September 22, 2000, director Bryce J. Burns was elected Chairman of the Board of Directors of the Company. The former Chairman, Philip Barrett, remains a director of the Company. The Company issued to director Burns an amended and restated option agreement dated as of February 14, 2000 in order to correct a mutual mistake in the original option agreement granted on February 14, 2000. The original option agreement erroneously stated the option exercise price at $12.25 per share while the option grant by the Board set the exercise price at $10.42 per share. The option agreement also was amended to conform certain other provisions to the status of Mr. Burns as a director. In addition, on September 22, 2000, the Board granted director Burns an option to purchase 32,000 shares of common stock at an exercise price of $5.95 per share. Copies of the amended stock option agreement and new stock option agreement entered into between the Company and director Burns are filed herewith as Exhibits 10.2 and 10.3.

         (d) On August 2, 2000, by action of the Board of Directors of the Company, the Company terminated its 1994 Employee Stock Purchase Plan (the "Plan"). Employees of the Company were notified in writing of the Plan termination on September 19, 2000 in accordance with the terms of the Plan.

         (e) On September 28, 2000, the Company borrowed $250,000 from The Philip and Debra Barrett Charitable Remainder Trust (the "Trust"). Philip Barrett, a director of the Company, is the trustee and a beneficiary of the Trust. The Company issued an unsecured promissory note to the Trust in connection with the loan (the "Barrett Note"). The Barrett Note is due and payable two years from the date of issuance and bears interest at 10% per annum. A copy of the Barrett Note is filed herewith as Exhibit 10.4; and the foregoing is only a summary of and is subject to all of the terms and conditions of such document.

         (f) On August 23, 2000, the Company borrowed an aggregate of $750,000 from three lenders (the "Lenders") pursuant to the terms of a Note Purchase Agreement. The Company issued three unsecured promissory notes to the Lenders in connection therewith (the "Notes"). The Notes bear interest at 4% per annum and shall be automatically converted into shares of common stock of the Company on the second anniversary of the date of issuance thereof at a conversion price equal to $6.17 per share. The Notes are also convertible at any time at the option of the holders thereof at the same conversion price per share. A copy of the form of Note Purchase Agreement and Note is filed herewith as Exhibit 10.5; and the foregoing is only a summary of and is subject to all of the terms and conditions of such documents.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
10.1 Nonincentive Stock Option Agreement between the Company and Bryan Sparks dated as of August 14, 2000.

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10.2           Amended and Restated  Nonincentive Stock Option Agreement between the Company and Bryce J. Burns dated as of February 14, 2000.

10.3           Nonincentive Stock Option Agreement between the Company and Bryce
               J. Burns dated as of September 22, 2000.

10.4 Form of Promissory Note dated as of September 28, 2000, issued by the Company to The Philip and Debra Barrett Charitable Remainder Trust.

10.5 Form of Note Purchase Agreement and Promissory Note dated as of August 23, 2000, issued by the Company to three lenders.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OMNIS TECHNOLOGY CORPORATION


                                          By: /s/
                                              ----------------------------------
                                              Bryce J. Burns
                                              Chairman of the Board of Directors

Date: October 24, 2000

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